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                                                                     EXHIBIT 5.1



                                  June 4, 1998

Breed Technologies, Inc.
5300 Old Tampa Highway
Lakeland, Florida 33807

Ladies and Gentlemen:

     We have acted as counsel to Breed Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-3 (File Nos. 333-48231/-01) (the "Registration Statement") filed by the Company and BTI Capital Trust, a Delaware statutory business trust (the "Trust" and, together with the Company, the "Registrants") under the Securities Act of 1933, as amended, of (i) 5,000,000 shares of 6.5% Convertible Trust Preferred Securities representing beneficial ownership interests in the assets of the Trust (the "Preferred Securities") that were issued by the Trust on November 19, 1997, (ii) 6.5% Convertible Subordinated Debentures due 2007 (the "Debentures") that were issued by the Company on November 19, 1997, (iii) 10,986,500 shares of common stock, par value $.01 per share, of the Company (the "Conversion Stock") and (iv) the unconditional and irrevocable guarantee by the Company of the obligations of the Trust under the Preferred Securities (the "Guarantee").

     In our capacity as such counsel, we have reviewed (i) the Registration Statement, (ii) the Indenture (the "Indenture"), dated as of November 25, 1997, between the Company and Wilmington Trust Company, as Indenture Trustee, relating to the Debentures and filed as an exhibit to the Registration Statement and
(iii) the Preferred Securities Guarantee Agreement (the "Guarantee Agreement"), dated as of November 25, 1997, between the Company and Wilmington Trust Company, as Preferred Guarantee Trustee, relating to the Guarantees and filed as an exhibit to the Registration Statement. We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to be accurate and to have been given properly. We have relied, as to the matters set forth therein, on certificates of public officials, and we have assumed the same to have been properly given and to be accurate.

     We have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture and the Guarantee Agreement were duly authorized by all requisite action by each party thereto, and that such documents, when executed and delivered by the parties thereto, were duly executed and delivered by the parties thereto, and are valid and binding agreements of the parties thereto (other than the Company) enforceable against the parties thereto (other than the Company) in accordance with their respective terms.
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Breed Technologies, Inc.
June 4, 1998
Page 2
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     This opinion is limited in all respects to the laws of the State of New
York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon and subject to the foregoing, we are of the opinion that:

         1. The Debentures issued under the Indenture constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         2. The Guarantee issued pursuant to the Guarantee Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

          3. The Conversion Shares, when issued upon conversion of the Preferred Securities in accordance with the terms of the Preferred Securities, will be duly authorized, validly issued, fully paid and nonassessable.
 .
     This opinion is given as of the date hereof, and we assume no obligation to update this opinion to reflect any fact or circumstance that may hereafter come to our attention or any change in any law or regulation that may hereafter occur.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                            Very truly yours,


                                                            /s/ King & Spalding